       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2002

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------

                           ALLIED FIRST BANCORP, INC.
             (Exact name of registrant as specified in its charter)


            MARYLAND                                             36-4482786
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           387 SHUMAN BLVD. SUITE 120W
                           NAPERVILLE, ILLINOIS 60563
          (Address of principal executive offices, including zip code)

                       -----------------------------------

      ALLIED FIRST BANK EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST
                            (Full title of the plan)
                       ----------------------------------

         KENNETH L. BERTRAND            Copy to:
PRESIDENT, CHIEF EXECUTIVE OFFICER                    RICHARD S. GARABEDIAN, ESQ.
    ALLIED FIRST BANCORP, INC.                           MICHAEL A. TROY, ESQ.
         387 SHUMAN BLVD.                   JENKENS & GILCHRIST, A PROFESSIONAL CORPORATION
    NAPERVILLE, ILLINOIS 60563                  1919 PENNSYLVANIA AVE., N.W., SUITE 600
          (630) 778-7700                              WASHINGTON, D.C. 20006-3404

(Name, address, and telephone number including area code of agent for service for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum    Proposed maximum
           Title of                 Amount to       offering price         aggregate           Amount of
 securities to be registered      be registered       per share         offering price      registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01
per share)                          20,000(1)         $12.175(2)          $243,500(2)            $22.41
--------------------------------------------------------------------------------------------------------------
Interests in the Allied First
Bank 401(k) Savings Plan               (3)               (3)                  (3)                 (3)
--------------------------------------------------------------------------------------------------------------

(1)Estimated maximum aggregate number of shares of Allied First Bancorp, Inc. common stock purchased and purchasable with employer and employee contributions under the Plan during the next two years.
(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, at $12.175 per share, which was the average of the bid and asked price of the common stock of Allied First Bancorp, Inc. on May 1, 2002 as reported on the Nasdaq Over the Counter Bulletin Board.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Allied First Bank Employees' Savings & Profit Sharing Plan and Trust, which we refer to as the 401(k) Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Such document(s) are not being filed with the Securities and Exchange Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Allied First Bancorp., Inc. hereby incorporates by reference in this registration statement the following documents previously filed by it with the Securities and Exchange Commission:

                  (1) Allied First Bancorp, Inc.'s latest prospectus filed on form SB-2/A (File No. 333-69570) on November 1, 2001;

                  (2) Allied First Bancorp, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the Commission;

                  (3) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "exchange Act") since the end of the fiscal year covered by audited financial statements contained in the prospectus referred to in Item 3(a) above:

                  (4) the description of the Common Stock, par value $0.01 per share, of Allied First Bancorp, Inc. set forth in the Registration Statement on Form 8-A12B, dated November 8, 2001, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 12 of Allied First Bancorp, Inc.'s Articles of Incorporation provides for indemnification of current and former directors and officers or individuals serving any other entity at the request of Allied First Bancorp, Inc., to the fullest extent required or permitted under Maryland law. In addition, Article 12 provides for the indemnification of other employees and agents to the extent authorized by the Board of Directors and permitted under Maryland law. Article 12 also provides Allied First Bancorp, Inc. with the authority to purchase insurance for indemnification purposes. The indemnification provisions set forth within Article 12 are non-exclusive in nature, however, Allied First Bancorp, Inc. shall not be liable for any payment under Article 12 to the extent that said person entitled to be indemnified has actually received payment under any insurance policy, agreement or otherwise of the amounts indemnifiable under Article 12.

         Section 2-418 of the General Corporation Law of the State of Maryland permits a corporation to indemnify a person against judgments, penalties, settlements and reasonable expenses unless it is proven that (1) the conduct of the person was material to the matter giving rise to the proceeding and the person acted in bad faith or with "active and deliberate dishonesty," (2) the person actually received an improper benefit or (3) in the case of a criminal proceeding, the person had reason to believe that his conduct was unlawful.

         Maryland law provides that where a person is a defendant in a derivative proceeding, the person may not be indemnified if the person is found liable to the corporation. Maryland law also provides that a person may not be indemnified in any proceeding alleging improper personal benefit to the person in which the person was found liable on the grounds that personal benefit was improperly received.

         Maryland law further provides that unless otherwise provided in the corporation's Articles of Incorporation, a director or officer (but not an employee or agent) who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. The Articles of Incorporation do not otherwise provide a bar against mandatory indemnification.

         Finally, Section 2-418 of the General Corporation Law also permits expenses incurred by a person in defending a proceeding to be paid by the corporation in advance of the final disposition of the proceeding upon the receipt of an undertaking by the director or officer to repay this amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against these expenses. The person seeking indemnification of expenses must affirm in writing that he or she believes in good faith that he or she has met the applicable standard for indemnification of expenses.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1 Articles of Incorporation of Allied First Bancorp, Inc., (incorporated by reference from Exhibit 3.1 to the corporation's Registration Statement on Form SB-2 (Registration Number 333-69570) dated September 18, 2001)

         4.2 Bylaws of Allied First Bancorp, Inc., (incorporated by reference from Exhibit 3.2 to Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-69570) dated September 18, 2001)

         4.3*     Allied First Bank Employee's Savings & Profit Sharing Plan and
                  Trust

         5.1*     Opinion of Jenkens & Gilchrist, A Professional Corporation

         23.1* Consent of Jenkens & Gilchrist, A Professional Corporation (included in their opinion filed as Exhibit 5.1)

         23.2*    Consent of Crowe, Chizek and Company LLP

         24**     Power of Attorney

--------------------

*        Filed herewith.
**       Contained in Signature Page

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naperville, State of Illinois, on May 6, 2002.


                                        Allied First Bancorp, Inc.


                                        By:/s/ Kenneth L. Bertrand
                                           ------------------------
                                           Kenneth L. Bertrand
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Kenneth L. Bertrand his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates included:


                    SIGNATURE                                       CAPACITY                           DATE
                    ---------                                       --------                           ----
/s/ John G. Maxwell, Jr.                              Chairman of the Board and Director           May 6, 2002
--------------------------------------------          of the Corporation
JOHN G. MAXWELL, JR.


/s/ Kenneth L. Bertrand                               President, Chief Executive Officer           May 6, 2002
--------------------------------------------          and Director of the Corporation
KENNETH L. BERTRAND


/s/ Brian K. Weiss                                    Vice  President, Treasurer, Chief            May 6, 2002
--------------------------------------------          Financial Officer and Accounting
BRIAN K. WEISS                                        Officer of the Corporation


/s/ Paul F. Renneisen                                 Director of the Corporation                  May 6, 2002
--------------------------------------------
PAUL F. RENNEISEN

/s/ Brien J. Nagle                                    Director of the Corporation                  May 6, 2002
--------------------------------------------
BRIEN J. NAGLE

/s/ William G. Mckeown                                Director of the Corporation                  May 6, 2002
--------------------------------------------
WILLIAM G. MCKEOWN

/s/ Frank K. Voris                                    Director of the Corporation                  May 6, 2002
--------------------------------------------
FRANK K. VORIS


                                   SIGNATURES

         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on May 6, 2002.



                                          Allied First Bank


                                          By:    /s/ Kenneth L. Bertrand
                                                 -------------------------------
                                          Name:  Kenneth L. Bertrand
                                          Title: Plan Administrator

                                 EXHIBIT INDEX
                                 -------------

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1 Articles of Incorporation of Allied First Bancorp, Inc., (incorporated by reference from Exhibit 3.1 to the corporation's Registration Statement on Form SB-2 (Registration Number 333-69570) dated September 18, 2001)

         4.2 Bylaws of Allied First Bancorp, Inc., (incorporated by reference from Exhibit 3.2 to Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-69570) dated September 18, 2001)

         4.3*     Allied First Bank Employee's Savings & Profit Sharing Plan and
                  Trust

         5.1*     Opinion of Jenkens & Gilchrist, A Professional Corporation

         23.1* Consent of Jenkens & Gilchrist, A Professional Corporation (included in their opinion filed as Exhibit 5.1)

         23.2*    Consent of Crowe, Chizek and Company LLP

         24**     Power of Attorney

--------------------

*        Filed herewith.
**       Contained in Signature Page